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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------




                                    FORM 8-K





                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





                                December 14, 1998
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                Date of Report (Date of earliest event reported)




                        Information Storage Devices, Inc.
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             (Exact name of Registrant as specified in its charter)






        California                 0-25502                   77-0197173
 ------------------------    ------------------------    -------------------
 (State of incorporation)    (Commission file number)    (I.R.S. Employer
                                                         Identification No.)






                              2045 Hamilton Avenue
                           San Jose, California 95125
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          (Address of principal executive offices, including zip code)





                                (408) 369-2400
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              (Registrant's telephone number, including area code)




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                                    Contents

Item 5:  Other Events..........................................................3

Signatures ....................................................................4





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ITEM 5.           OTHER EVENTS

         On September 17, 1998, a complaint was filed against Information Storage Devices, Inc. ("ISD"), ISD's directors, Winbond Electronics Corporation ("Winbond") and certain companies affiliated with Winbond in the Santa Clara Country Superior Court, Case No. CV776731, bearing the caption "Jeffrey S. Abraham, individually and on behalf of all persons similarly situated, Plaintiff, v. David L. Angel, Frederick B. Bamber, Eugene J. Flath, Alan V. King, Eric J. Ochiltree, Frederick L. Zieber, Information Storage Devices, Incorporated, Winbond Electronics Corporation, Winbond International Corporation, Peaceful River Corporation, Pigeon Creek Holding Company, Ltd., Winbond Acquisition Corporation, et al., Defendants" (the "Abraham Action"). On December 14, 1998, counsel to ISD and counsel to the plaintiff class reached an agreement in principle for settlement of the Abraham Action. Under the terms of the agreement in principle, the Abraham Action would be dismissed with prejudice upon the payment by ISD of $350,000, which represents the fees and expenses of counsel for the plaintiff class. ISD believes that the proposed settlement, after taking into account likely insurance recoveries, will not have a material adverse affect on ISD's financial condition or results of operations. Final settlement is subject to a number of conditions, including execution of a definitive settlement agreement, satisfactory completion of confirmatory discovery, and court approval of the settlement, after notice and a hearing. Final settlement is also conditioned upon the closing of the pending merger (the "Merger") of Winbond Acquisition Corporation with and into ISD, whereupon ISD will become an indirect wholly owned subsidiary of Winbond. As a result of the Merger, each outstanding share of ISD Common Stock that is not owned by Winbond or any affiliate of Winbond, will be converted into the right to receive $7.50 in cash. All outstanding and unexercised options and other rights to purchase ISD Common Stock will terminate at the effective time of the Merger.

         Completion of the Merger is subject to the satisfaction or waiver of various conditions, including, among others (i) the approval of the Merger
Agreement dated September 11, 1998 by and among ISD, Winbond, Winbond Int'l Corporation, Oriole Holding Corporation and Winbond Acquisition Corporation (the "Merger Agreement") by the ISD shareholders, (ii) the absence of any material adverse change in ISD's financial condition, results of operations or business from July 4, 1998 to the closing date and (iii) continuing accuracy of the representations and warranties of each party in the Merger Agreement. ISD has called a special meeting of the ISD shareholders (the "Special Meeting") to consider and vote upon the proposed Merger. The Special Meeting is scheduled for 9:00 AM Pacific time, December 22, 1998, at ISD's offices at 2045 Hamilton Avenue, San Jose, California. Winbond and the directors and certain executive officers of ISD, representing in the aggregate 23.7% of the total voting power of ISD as of the record date for the Special Meeting, have entered into a Voting Agreement, pursuant to which they have each agreed to vote in favor of the Merger subject, in the case of the directors and executive officers of ISD, to the discharge of their fiduciary responsibilities as a director and/or officer of ISD.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      INFORMATION STORAGE DEVICES, INC.


Dated:   December 22, 1998            /s/ Felix J. Rosengarten
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                                      Felix J. Rosengarten
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer